UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

CABG MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51050	41-958628

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14505 21st Avenue North, Suite 212
Minneapolis, MN 55447
(Address of principal executive offices) (Zip Code)

(763) 258-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On May 3, 2005, the Compensation Committee of the Board of Directors of CABG Medical, Inc. approved the 2005 Incentive Compensation Plan under which all employees, including executive officers, are eligible to earn a bonus of up to 15% of their base annual salary. The actual bonus earned is based upon the attainment of strategic objectives. Employees have the option of receiving stock options in lieu of a cash payment. For each dollar of cash bonus forgone, the employee would receive an option to purchase two shares of common stock. The options shall be issued pursuant to the 2000 Long-Term Incentive Plan, have a term of 10 years and be exercisable immediately. The exercise price of the options will be equal to the fair value of CABG common stock on the date the option issuance is approved by the Compensation Committee of the Board of Directors.

The maximum bonus for 2005 for each executive officer is set forth in the table below:

Name	Title	Maximum Bonus
Manny Villafaña	Chief Executive Officer	$37,125
John L. Babitt	President, Chief Operating Officer and Chief Financial Officer	$31,763

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABG MEDICAL, INC.
By:	/s/ John L. Babitt
John L. Babitt
President, Chief Operating Officer and Chief Financial Officer

Dated: May 9, 2005